Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38914) pertaining to the Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust, of our report dated January 24, 2003, with respect to the consolidated financial statements of Old Second Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 20, 2003

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